Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-183255) of WashingtonFirst Bankshares, Inc. of our report dated April 17, 2012 relating to the consolidated financial statements of Alliance Bankshares Corporation, which appear in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Yount, Hyde & Barbour, P.C.

Winchester, Virginia
November 5, 2012